UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019 (October 31, 2019)

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B San Carlos, California 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01            Other Events.

On April 9, 2019, BioCardia, Inc. (“BioCardia”) sent a letter to Ms. Surbhi Sarna, nVision Medical and Boston Scientific based on BioCardia’s discovery in January 2019 that Ms. Sarna had assigned to a company she founded, nVision Medical, a patent and patent applications she had filed while a BioCardia employee. nVision subsequently was acquired by Boston Scientific. BioCardia made various claims, including that the patent and patent application rightfully belonged to BioCardia pursuant to Ms. Sarna’s invention assignment agreement, that the proceeds from the sale of nVision to Boston Scientific rightfully belonged to BioCardia because they were the direct result of Ms. Sarna’s breach of her obligation to assign to BioCardia the patent and patent applications, and correction of inventorship on the patents and patent applications.

Correspondence was exchanged and possible ways to resolve BioCardia’s claims were discussed among the parties over the next few months. When it appeared that negotiations had been unsuccessful, BioCardia filed a request for arbitration against Ms. Sarna on August 6, 2019, as required by Ms. Sarna’s invention assignment agreement. On September 6, 2019, Boston Scientific Corporation, Boston Scientific Scimed Inc, and Fortis Advisors LL (the “Boston Scientific Parties”) filed a complaint against BioCardia in the United States District Court Northern District of California, Case no. 3:19-05645-VC, seeking declarations that the claims made in BioCardia’s correspondence were without basis (the “Federal Action”). Ms. Sarna filed an action in San Mateo Superior Court later that month seeking to enjoin the arbitration BioCardia initiated, and instead to require litigation of BioCardia’s claims against Ms. Sarna in state court. All parties subsequently agreed that BioCardia would withdraw its demand for arbitration, Ms. Sarna would withdraw her complaint seeking to enjoin that arbitration, and the parties would litigate all of their disputes in the Federal Action.

Pursuant to that agreement, on October 31, 2019, BioCardia filed a counterclaim in the Federal Action against the Boston Scientific Parties and Ms. Sarna for breach of contract, misappropriation of trade secrets and correction of inventorship on the patents naming Ms. Sarna as an inventor. BioCardia seeks imposition of constructive trusts both on the patents naming Ms. Sarna as an inventor and the proceeds received from the sale of nVision to Boston Scientific, as well as damages, including unjust enrichment damages measured by the proceeds received from the sale of nVision to Boston Scientific.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

By: /s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: November 6, 2019